Exhibit 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Gordon Parnell - CFO . . . (480) 792-7374

MICROCHIP TECHNOLOGY POSTS RECORD
NET SALES FOR FISCAL SECOND QUARTER 2009

•	Record net sales of $269.7 million

•	Record net sales of 16-bit microcontrollers

•	Record net sales of analog products

•	Record number of development tools shipped

•	On a GAAP basis:

•	Gross margin of 60.9%; operating profit of 32.3%; EPS of 41 cents per diluted share

•	On a non-GAAP basis:

•	Record gross margin of 61.6%; operating profit of 35.5%; record EPS of 45 cents per diluted share

•	Net cash generated of $129.4 million for the September quarter, before dividend payment of $62.2 million and stock buy-back activity of $100.3 million

•	Increased dividend to a record 33.9 cents per share

CHANDLER, Arizona – October 23, 2008 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months ended September 30, 2008.  Net sales for the second quarter of fiscal 2009 were a record $269.7 million, up 0.6% sequentially from net sales of $268.2 million in the immediately preceding quarter, and up 4.3% from net sales of $258.6 million in the prior year’s second quarter.  GAAP earnings per diluted share for the second quarter of fiscal 2009 was 41 cents, up 1.9% from GAAP earnings per diluted share of 40 cents in the immediately preceding quarter, and up 48.9% from GAAP earnings per diluted share of 27 cents in the prior year’s second quarter.

Non-GAAP earnings per diluted share for the second quarter of fiscal 2009 were a record 45 cents, up 2.7% from non-GAAP earnings per diluted share of 44 cents in the immediately preceding quarter, and up 18.8% from non-GAAP earnings per diluted share of 38 cents in the prior year’s second quarter.  Non-GAAP results exclude the effect of share-based compensation and a charge related to the sale of Fab 3 in the second quarter of fiscal 2008.  A reconciliation of non-GAAP and GAAP results is included in this press release.

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Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology
Reports Second Quarter
Fiscal 2009 Results

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 33.9 cents per share.  The quarterly dividend is payable on November 28, 2008 to stockholders of record on November 14, 2008.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

“Despite business conditions being extremely challenging in the September quarter, we were able to grow net sales sequentially to new record levels, with 16-bit microcontrollers and analog products also achieving new record net sales levels,” said Steve Sanghi, Microchip’s President and CEO.  “Geographically, Asia grew approximately 6% sequentially, but net sales in the Americas and Europe regions were both down sequentially.”

Mr. Sanghi continued, “In the September quarter, we achieved record level non-GAAP gross margins of 61.6%, and non-GAAP operating margins were 35.5%, both indicating the success of our proprietary products.  Non-GAAP diluted EPS in September of 45 cents per share was a record, meeting the high end of our guidance.”

“Net cash generated in the September quarter was $129.4 million, and for the first half of fiscal 2008 net cash generated was $247.7 million,” Mr. Sanghi added.  “Our strong cash flow continues to be the cornerstone of our dividend commitment to our shareholders, allowing an increase in the dividend of 9.4% from the level one year ago, to 33.9 cents per share.”

“We achieved several highlights in our September quarter performance, despite challenging business conditions.  Our 16-bit microcontroller net sales grew 16.8% sequentially and 76.0% year over year, and analog net sales grew 11.7% sequentially and 20.7% year over year, both achieving new record levels.  Our Flash microcontroller net sales also achieved a new record with sequential growth of over 2% and were up 14% year over year,” said Ganesh Moorthy, Executive Vice President.  “Market demand for our development tools continued to be very strong, with shipments achieving record levels for the fourth quarter in a row.  We shipped 35,282 development tools in the September quarter, with cumulative shipments exceeding 700,000.”

Mr. Gordon Parnell, Microchip’s Chief Financial Officer said, “Inventory levels were essentially flat as of the end of September relative to the June quarter, representing 110 days.  Inventory in the distribution channel grew modestly to 35 days of inventory as of the end of September.”

Mr. Sanghi concluded, “Global economic conditions are creating significant difficulties in the market, as consumers and businesses deal with liquidity and credit concerns.  Determining demand levels in the current

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Microchip Technology
Reports Second Quarter
Fiscal 2009 Results

climate is extremely challenging, as we endeavor to establish customer order patterns based on market conditions.  Based on current business conditions, we will be taking actions in the current quarter relating to expenses and inventory levels including a two-week wafer fab shutdown and reductions in discretionary and variable costs.  We currently expect net sales in the December quarter to be down 8% to 16%.  Diluted EPS is expected to be approximately 31 to 37 cents per share on a GAAP basis, and diluted EPS on a non-GAAP basis is expected to be approximately 35 to 41 cents per share.”

Microchip’s Recent Highlights:

•
On October 2, 2008, Microchip and ON Semiconductor Corporation announced that they had sent a proposal to the Board of Directors of Atmel Corporation to acquire Atmel for $5.00 per share in cash.  At this point, Microchip and ON are awaiting a response from Atmel.

•
Microchip announced an addition to its mTouch™ capacitive touch-sensing offerings, the PICDEM™ Touch Sense 2 Demo Board.  The easy-to-use board comes populated with a 16-bit PIC24FJ256GB110 microcontroller, which features an integrated Charge Time Measurement Unit peripheral for fast capacitive touch sensing without the need for external components.

•
Bel Power Inc. selected Microchip’s MCP6291 low-power, high-bandwidth operational amplifier (op amp) and 8-bit PIC12F675 microcontroller for its next-generation Power over Ethernet half-brick DC-to-DC converter power supply.  Bel Power selected Microchip because of its broad product portfolio, excellent development tools and superior technical support.

•
Microchip’s MCP4725 digital-to-analog converter won a Design News Magazine 2008 Golden Mousetrap Award, in the “Analog Control” category.  A number of other Microchip products gained finalist status in a variety of categories, including the 32-bit PIC32 microcontroller family.

•
The Company announced single-output, 1.5A MOSFET drivers in SOT-23 packages.  The inverting MCP1415 and non-inverting MCP1416 devices have operating voltage ranges of 4.5V to 18V and excellent latch-up immunity, making them ideal for a wide variety of power-supply applications.

•
Microchip introduced a USB/AC load-sharing Li-Ion/Li-Polymer battery charger.  The MCP73871’s intelligent charge-management feature enables simultaneous AC-DC adapter or USB-port battery charging and power sourcing for portable electronic applications.

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Microchip Technology
Reports Second Quarter
Fiscal 2009 Results

•
The Company also announced the MCP202X OEM-compliant, automotive-certified LIN/SAE J2602 transceivers.  These transceivers meet the stringent requirements of European, Asian and North American automotive manufacturers for the Local Interconnection Networking of electronic modules within vehicles.

•
On October 15, 2008, the Company announced the acquisition of Hampshire Company, a leader in the touch screen controller market.  Microchip already has very strong market momentum with its mTouch™ sensing product portfolio.  Hampshire’s touch screen product portfolio enables the Company to extend this momentum and offer its customers a broader range of industry leading user interface solutions.  Microchip intends to capitalize on Hampshire’s leading technology to accelerate touch screen R&D for the next generation of touch screen controllers.

Third Quarter Fiscal 2009 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

•	Net sales for the quarter ending December 31, 2008 are currently anticipated to be down 8% to 16% compared to the September 2008 quarter.

•
Gross margins for the quarter ending December 31, 2008 are anticipated to be approximately 58.3% to 59.3% on a GAAP basis, and approximately 59.0% to 60.0% on a non-GAAP basis, prior to the effect of share-based compensation.  Generally, gross margin fluctuates over time, driven primarily by the mix of microcontroller, analog and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.

•
Operating expenses for the quarter ending December 31, 2008 are expected to be approximately 29.0% to 30.0% a GAAP basis, and approximately 26.0% to 27.0% on a non-GAAP basis, prior to the effect of share-based compensation expense.  Operating expenses fluctuate over time, primarily due to net sales and profit levels.

•
The tax rate for the quarter ending December 31, 2008 is anticipated to be approximately 18.0% to 18.2% prior to a $1.8 million impact from the retroactive reinstatement of the Research and Development tax credit.

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Microchip Technology
Reports Second Quarter
Fiscal 2009 Results

•
Earnings per diluted share for the quarter ending December 31, 2008 are anticipated to be approximately 31 to 37 cents on a GAAP basis, and approximately 35 to 41 cents on a non-GAAP basis, excluding the effect of share-based compensation expense.  The GAAP EPS guidance does not include any potential charges associated with the acquisition of Hampshire Company, as a purchase price allocation has not been completed at this time.

•
The level of inventories fluctuates over time, primarily due to sales volume and overall capacity utilization.  Based on our net sales guidance, on both a GAAP and non-GAAP basis, inventories at December 31, 2008 are anticipated to be up 15 to 25 days.

•
Capital expenditures for fiscal 2009 are expected to total approximately $115 million, and include over $35 million for the construction of new buildings in Thailand and in India.  The level of capital expenditures varies from time to time as a result of actual and anticipated business conditions.

•
Based on cash projected to be generated from operations and current projected capital expenditure levels, we expect net cash generation during the December quarter of approximately $85 to $95 million before the dividend payment of approximately $62 million announced today.  The amount of expected cash generation is before the effect of any stock buy back activity.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At September 30, 2008, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

•
During the September quarter, Microchip purchased 3,282,832 shares of its stock at an average price of $30.55 per share for a total of $100.3 million. The share count for the December quarter is expected to be approximately $184.9 to 186.0 million shares on a GAAP basis, and $182.6 to 183.3 million shares on a non-GAAP basis.

Use of Non-GAAP Financial Measures:

SFAS 123(R) requires us to estimate the cost of certain forms of share-based compensation, including employee stock options and awards under our employee stock purchase plan (ESPP Plan), and to record a commensurate

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Microchip Technology
Reports Second Quarter
Fiscal 2009 Results

expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of our common stock.  Our sale of Fab 3 in Puyallup, Washington is a one-time event in our business.  Accordingly, management excludes these items from its internal operating forecasts and models.

We are using non-GAAP profit, non-GAAP research and development expenses, non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, which excludes share-based compensation expense and our sale of Fab 3 in the second quarter of fiscal 2008, to permit additional analysis of our performance.  Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other special charges that many investors feel may obscure our true operating costs.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider share-based compensation expense when developing and monitoring budgets and spending.  The economic substance behind our decision to exclude share-based compensation relates to these charges being non-cash in nature.  The exclusion of our sale of Fab 3 in our non-GAAP disclosures is based on the one-time nature of this event.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for gross margin; research and development expenses; selling, general and administrative expenses; operating income; net income and diluted earnings per share determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007

Net sales	$269,706	$258,647	$537,878	$522,719
Cost of sales	105,553	103,935	210,128	209,462
Gross profit	164,153	154,712	327,750	313,257

Operating expenses:
Research and development	31,343	29,306	62,895	59,052
Selling, general and administrative	45,629	42,969	91,042	86,749
Special charge – sale of Fab 3	-	26,763	-	26,763
	76,972	99,038	153,937	172,564

Operating income	87,181	55,674	173,813	140,693
Other income, net	6,241	14,470	12,784	30,194
Income before income taxes	93,422	70,144	186,597	170,887
Income taxes	16,910	9,465	33,775	29,915

Net income	$76,512	$60,679	$152,822	$140,972

Basic net income per share	$0.42	$0.28	$0.83	$0.65
Diluted net income per share	$0.41	$0.27	$0.81	$0.63

Basic shares used in calculation	183,615	216,797	184,139	217,432
Diluted shares used in calculation	187,936	222,004	189,493	222,806

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS

	September 30, 2008	March 31, 2008
	(Unaudited)
Cash and short-term investments	$1,108,415	$1,324,790
Accounts receivable, net	120,888	138,319
Inventories	126,835	124,483
Other current assets	130,422	130,138
Total current assets	1,486,560	1,717,730

Property, plant & equipment, net	543,122	522,305
Long-term investments	411,281	194,274
Other assets	76,021	77,998

Total assets	$2,516,984	$2,512,307

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities	$117,972	$95,640
Deferred income on shipments to distributors	103,507	95,441
Total current liabilities	221,479	191,081

Convertible debentures	1,149,504	1,150,128
Long-term income tax payable	122,830	112,311
Deferred tax liability	32,941	21,460
Other long-term liabilities	1,062	1,104

Stockholders' equity	989,168	1,036,223

Total liabilities and stockholders' equity	$2,516,984	$2,512,307

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
(in thousands except per share amounts and percentages)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Gross profit, as reported	$164,153	$154,712	$327,750	$313,257
Share-based compensation expense	2,053	1,493	3,678	3,083
Non-GAAP gross profit	$166,206	$156,205	$331,428	$316,340
Non-GAAP gross profit percentage	61.6%	60.4%	61.6%	60.5%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Research and development expenses, as reported	$31,343	$29,306	$62,895	$59,052
Share-based compensation expense	(2,640)	(2,509)	(5,075)	(5,095)
Non-GAAP research and development expenses	$28,703	$26,797	$57,820	$53,957
Non-GAAP research and development expenses as a percentage of net sales	10.6%	10.4%	10.7%	10.3%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Selling, general and administrative expenses, as reported	$45,629	$42,969	$91,042	$86,749
Share-based compensation expense	(3,800)	(3,769)	(7,439)	(7,626)
Non-GAAP selling, general and administrative expenses	$41,829	$39,200	$83,603	$79,123
Non-GAAP selling, general and administrative expenses as a percentage of net sales	15.5%	15.2%	15.5%	15.1%

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Operating income, as reported	$87,181	$55,674	$173,813	$140,693
Share-based compensation expense	8,493	7,771	16,192	15,804
Special charge – sale of Fab 3	-	26,763	-	26,763
Non-GAAP operating income	$95,674	$90,208	$190,005	$183,260
Non-GAAP operating income as a percentage of net sales	35.5%	34.9%	35.3%	35.1%

RECONCILIATION OF NET INCOME AND DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Net income, as reported	$76,512	$60,679	$152,822	$140,972
Share-based compensation expense, net of tax effect	6,956	6,185	13,262	12,587
Special charge – sale of Fab 3	-	16,459	-	16,459
Non-GAAP net income	$83,468	$83,323	$166,084	$170,018
Non-GAAP net income as a percentage of net sales	30.9%	32.2%	30.9%	32.5%

Diluted net income per share, as reported	$0.41	$0.27	$0.81	$0.63
Share-based compensation expense, net of tax effect	0.04	0.04	0.07	0.07
Special charge – sale of Fab 3	0.00	0.07	0.00	0.07
Non-GAAP diluted net income per share	$0.45	$0.38	$0.88	$0.77

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Microchip Technology
Reports Second Quarter
Fiscal Year 2009 Results

Conference Call and Updates:

Microchip will host a conference call today October 23, 2008 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until October 30, 2008.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) on October 23, 2008 and will remain available until 5:00 p.m. (Eastern Time) on October 30, 2008.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 6704607.

Cautionary Statement:

The statements in this release relating to our dividend commitment to our shareholders, global economic conditions creating significant difficulties in the market, it being extremely challenging to determine demand levels, our endeavor to establish customer order patterns based on market conditions, taking actions relating to expenses and inventory levels, expectation of net sales being down 8% to 16% in the December quarter, GAAP EPS of approximately 31 to 37 cents per diluted share and non-GAAP EPS of approximately 35 to 41 cents per diluted share for the December quarter, potential charges associated with the acquisition of Hampshire Company, our expectation that the Hampshire acquisition will be accretive to non-GAAP earnings, having very strong market momentum with our mTouch product portfolio, extending that mTouch market momentum, our intention to capitalize on Hampshire’s leading technology, and the statements containing our GAAP and non-GAAP guidance (as applicable) for the quarter ending December 31, 2008 with respect to net sales, gross margins, operating expenses, tax rate, earnings per diluted share, days of inventory, capital expenditures for fiscal 2009, net cash generation and share count are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to:  changes in demand or market acceptance of our products and the products of our customers due to difficulties in the market, liquidity and credit concerns or other factors; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity; our ability to continue to secure sufficient assembly and testing capacity; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or

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Microchip Technology
Reports First Quarter
Fiscal Year 2009 Results

fluctuations in customer order patterns and seasonality; foreign currency effects on our business; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 23, 2008 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Inc. is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.  mTouch and PICDEM are trademarks of Microchip Technology Inc.  Hampshire is a registered trademark of Hampshire Company in the U.S.A. and other countries.  ON Semiconductor is a trademark of Semiconductor Components Industries, L.L.C. in the U.S.A. and other countries.  Atmel is a registered trademark of Atmel Corporation or its subsidiaries. All other trademarks mentioned herein are the property of their respective companies.

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